Exhibit 99.5

Consolidated Financial Statements

Cottonwood Multifamily REIT I, Inc.

Consolidated Balance Sheets
(Amounts in thousands, except share and par value data)

	March 31, 2021	December 31, 2020
	(Unaudited)	(Audited)
Assets
Investments in joint ventures	$26,198	$27,126
Cash and cash equivalents	546	301
Related party receivables	3	—
Other assets	40	58
Total assets	$26,787	$27,485
Liabilities and equity
Liabilities:
Accounts payable and accrued liabilities	410	259
Related party payables	1,968	1,675
Promissory note	1,466	996
Total liabilities	3,844	2,930
Commitments and contingencies (Note 7)
Equity:
Preferred stock, $0.01 par value; 100,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 1,000,000,000 shares authorized; 4,904,045 shares issued and outstanding at both March 31, 2021 and December 31, 2020	49	49
Additional paid in capital	48,948	48,948
Accumulated distributions	(12,230)	(11,525)
Accumulated deficit	(13,824)	(12,917)
Total equity	22,943	24,555
Total liabilities and equity	$26,787	$27,485

See accompanying notes to consolidated financial statements.

Cottonwood Multifamily REIT I, Inc.

Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2021	2020
	(Unaudited)	(Unaudited)
Equity in losses of joint ventures	$(69)	$(224)
Asset management fee to related party	(274)	(278)
Other expenses	(564)	(67)
Net loss	$(907)	$(569)

Net loss per basic and diluted common shares	$(0.18)	$(0.12)
Weighted average common shares outstanding, basic and diluted	4,904,045	4,941,345

See accompanying notes to consolidated financial statements.

Cottonwood Multifamily REIT I, Inc.

Consolidated Statements of Equity
(Amounts in thousands, except share data)

	Common Stock
	Shares	Amount	Additional Paid in Capital	Accumulated Distributions	Accumulated Deficit	Total Equity
Balance at December 31, 2020 (Audited)	4,904,045	$49	$48,948	$(11,525)	$(12,917)	$24,555
Distributions to investors	—	—	—	(705)	—	(705)
Net loss	—	—	—	—	(907)	(907)
Balance at March 31, 2021 (Unaudited)	4,904,045	$49	$48,948	$(12,230)	$(13,824)	$22,943

	Common Stock
	Shares	Amount	Additional Paid in Capital	Accumulated Distributions	Accumulated Deficit	Total Equity
Balance at December 31, 2019 (Audited)	4,941,345	$49	$49,365	$(8,693)	$(10,295)	$30,426
Distributions to investors	—	—	—	(710)	—	(710)
Net loss	—	—	—	—	(569)	(569)
Balance at March 31, 2020 (Unaudited)	4,941,345	$49	$49,365	$(9,403)	$(10,864)	$29,147

See accompanying notes to consolidated financial statements.

Cottonwood Multifamily REIT I, Inc.

Consolidated Statements of Cash Flows
(Amounts in thousands)

	Three Months Ended March 31,
	2021	2020
	(Unaudited)	(Unaudited)
Operating activities
Net loss	$(907)	$(569)
Adjustments to reconcile net loss to net cash provided by operating activities:
Equity in losses of joint ventures	69	224
Distributions of capital from joint ventures	859	777
Changes in operating assets and liabilities:
Related party receivables	(3)	13
Other assets	18	16
Accounts payable and accrued liabilities	151	(55)
Related party payables	293	342
Net cash provided by operating activities	480	748

Financing activities
Promissory note	470	—
Common stock repurchases	—	—
Distributions to common stockholders	(705)	(711)
Net cash used in financing activities	(235)	(711)

Net increase in cash and cash equivalents	245	37
Cash and cash equivalents at beginning of period	301	260
Cash and cash equivalents at end of period	$546	$297

See accompanying notes to consolidated financial statements.

Cottonwood Multifamily REIT I, Inc.
Notes to Consolidated Financial Statements
(Amounts in thousands, except share and par value data)
March 31, 2021
Note 1 - Organization and Business

Cottonwood Multifamily REIT I, Inc. (the “Company”) is a Maryland corporation formed on June 22, 2015 to invest in multifamily apartment communities and real estate related assets in the United States primarily through joint ventures with Cottonwood Residential O.P., LP (“CROP”). Substantially all of the Company’s business is conducted through Cottonwood Multifamily REIT I O.P., LP (the “Operating Partnership”), a Delaware limited partnership. The Company is a limited partner and the sole member of the general partner of the Operating Partnership. As used herein, the term “Company”, “we”, “our” or “us” includes the Company, the Operating Partnership and its subsidiaries, unless the context indicates otherwise.

A subsidiary of CROP, Cottonwood Capital Property Management II, LLC (“our sponsor”), sponsored the formation of the Company and the offering of up to $50 million in shares of common stock at a purchase price of $10.00 per share through a Tier 2 Regulation A plus offering with the SEC (“our Offering”). The SEC qualified the offering in May 2016. We completed our Offering in April 2017, raising the full $50 million.

Our sponsor paid all of the selling commissions and managing broker-dealer fees and the organizational and offering expenses related to our Offering. We have an asset management agreement whereby we pay an affiliate of our sponsor an asset management fee. Our sponsor is also the sole property manager for the properties acquired by the joint ventures.

Pending Merger

On January 26, 2021, we (Cottonwood Multifamily REIT I, Inc. (“CMRI”)), Cottonwood Multifamily REIT I O.P., LP (“CMRI OP”), Cottonwood Communities, Inc. (“CCI”), Cottonwood Communities O.P., LP (“CCOP”) and Cottonwood Communities GP Subsidiary, LLC, a wholly owned subsidiary of CCI (“Merger Sub”), entered into an Agreement and Plan of Merger (the “CMRI Merger Agreement”).

Subject to the terms and conditions of the Merger Agreement, (i) we will merge with and into Merger Sub, with Merger Sub surviving as a direct, wholly owned subsidiary of CCI (the “Company Merger”) and (ii) CMRI OP will merge with and into CCOP or its successor, with CCOP or its successor surviving (the “OP Merger” and, together with the Company Merger referred to as the “Merger”). At such time, the separate existence of us and our operating partnership will cease.

At the effective time of the Company Merger, each issued and outstanding share of our common stock (the “CMRI Common Stock”) will be converted into the right to receive 1.175 shares of common stock of CCI (the "CCI Common Stock").

At the effective time of the OP Merger, each partnership unit of CMRI OP outstanding immediately prior to the effective time of the OP Merger will be split so that the total number of partnership units of CMRI OP then outstanding equals the number of shares of CMRI Common Stock that were outstanding immediately prior to the effective time of the OP Merger (the “CMRI OP Unit Split”). Immediately following the CMRI OP Unit Split, each partnership unit of CMRI OP outstanding immediately prior to the effective time of the OP Merger will convert into the right to receive 1.175 common limited partner units in CCOP (“CCOP Common Units”). As described below, CCI is also party to a merger agreement to acquire Cottonwood Residential II, Inc. (“CRII”) by merger, which we refer to as the CRII Merger. If the CRII Merger closes before the Merger, as is expected, CMRI OP will merge with and into CROP, the operating partnership of CRII, with CROP surviving, and the holders of CMRI OP partnership units will receive common limited partner units in CROP at the same exchange ratio.

On January 26, 2021, CCI, CCOP and Merger Sub also entered into merger agreements to acquire each of CRII and Cottonwood Multifamily REIT II, Inc. (“CMRII”). All of the mergers are stock-for-stock transactions whereby each of CMRI, CRII and CMRII will be merged into a wholly owned subsidiary of CCI (collectively, the

Cottonwood Multifamily REIT I, Inc.
Notes to Consolidated Financial Statements - (Continued)
(Amounts in thousands, except share and par value data)
“Mergers”). None of the Mergers are contingent upon the closing of any of the other Mergers; however, under certain circumstances, CMRI may opt not to close if the CRII merger does not occur. CMRII has a similar option. Each of the Mergers is intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code of 1986, as amended.

If approved by the stockholders of each of CMRI, CRII and CMRII and, in the case of CRII, the unitholders of its operating partnership, and the other closing conditions are met or waived, the Mergers will combine four portfolios of multifamily apartment communities and other real estate-related investments located predominantly in growth markets across the United States.

See the Form 1-U filed with the SEC on February 1, 2021 for additional information regarding the CMRI Merger Agreement.

There is no guarantee that the Mergers will be consummated.

Suspension of Share Repurchase Program

In connection with our entry into the CMRI Merger Agreement, our board of directors temporarily suspended our share repurchase program.

COVID-19

One of the most significant risks and uncertainties facing the real estate industry generally continues to be the effect of the ongoing public health crisis of the novel coronavirus disease (COVID-19) pandemic. During the three months ended March 31, 2021, the multifamily apartment communities owned by our joint ventures did not experience significant disruptions in our operations from the COVID-19 pandemic; however we continue to closely monitor the impact of the COVID-19 pandemic on all aspects of our business, including how the pandemic will impact tenants at the multifamily apartment communities owned by our joint ventures.

Note 2 - Summary of Significant Accounting Policies

Principles of Consolidation and Basis of Presentation

The consolidated financial statements are presented on the accrual basis of accounting in accordance with U.S. generally accepted accounting principles (“GAAP”) and include the accounts of the Company and its subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

In our opinion, all adjustments considered necessary for a fair presentation of the Company’s financial position, results of operations and cash flows have been included. Interim results are not necessarily indicative of operating results for any other interim period or for the entire year. The December 31, 2020 consolidated financial statements and certain related disclosures in this report are derived from the December 31, 2020 audited financial statements on Form 1-K and should be read in conjunction with the consolidated financial statements and notes found therein.

The joint ventures are variable interest entities (“VIEs”). Generally, VIEs are legal entities in which the equity investors do not have the characteristics of a controlling financial interest or the equity investors lack sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. All VIEs for which we are the primary beneficiary are consolidated. Qualitative and quantitative factors are considered in determining whether we are the primary beneficiary of a VIE, including, but not limited to, which activities most significantly impact economic performance, which party controls such activities, the amount and characteristics of our investments, the obligation or likelihood for us or other investors to provide financial support, and the management relationship of the property.

Cottonwood Multifamily REIT I, Inc.
Notes to Consolidated Financial Statements - (Continued)
(Amounts in thousands, except share and par value data)
The Company consolidates the Operating Partnership and control of the joint ventures is shared equally between CROP and us. We are not considered the primary beneficiary of the joint ventures as our sponsor, who is a subsidiary of CROP, is most closely associated with joint venture activities through their asset and property management agreements. As a result, our investments in joint ventures are recorded under the equity method of accounting on the consolidated financial statements.

Use of Estimates

We make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the dates of the consolidated financial statements as well as the amounts of revenues and expenses during the reporting periods. Actual amounts could differ from those estimates.

Organization and Offering Costs

Organization costs include all expenses incurred in connection with our formation, including but not limited to legal fees and other costs to incorporate the Company. Offering costs include all expenses incurred in connection with the offering, including managing broker-dealer fees and selling commissions. All organization and offering costs were paid by our sponsor. We will not incur any liability for or reimburse our sponsor for any of these organizational and offering costs. Total offering costs incurred by our sponsor in connection with our Offering were approximately $6,176. Organizational costs incurred by our sponsor were not significant.

Investments in Joint Ventures

Under the equity method of accounting, our investments in joint ventures are stated at cost, adjusted for our share of net earnings or losses and reduced by distributions. Equity in earnings or losses is generally recognized based on our ownership interest in the earnings or losses of the joint ventures. For the purposes of presentation in the consolidated statements of cash flows, we follow the “look through” approach for classification of distributions from unconsolidated real estate assets. Under this approach, distributions are reported under operating cash flow unless the facts and circumstances of a specific distribution clearly indicate that it is a return of capital (e.g., a liquidating dividend or distribution of the proceeds from the entity’s sale of assets), in which case it is reported as an investing activity.

We assess potential impairment of investments in joint ventures whenever events or changes in circumstances indicate that the fair value of the investment is less than its carrying value. To the extent impairment has occurred, and is not considered temporary, the impairment is measured as the excess of the carrying amount of the investment over the fair value of the investment. We have not recognized impairment on any of our joint venture investments.

Cash and Cash Equivalents

We maintain our cash in demand deposit accounts at major commercial banks. Balances in individual accounts at times exceeds FDIC insured amounts. We have not experienced any losses in such accounts.

Income Taxes

We elected to be taxed as a REIT as of January 1, 2016. As a REIT, we are not subject to federal income tax with respect to that portion of our income that meet certain criteria and is distributed annually to shareholders. To continue to qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our taxable income, excluding net capital gains, to shareholders. We have adhered to, and intend to continue to adhere to, these requirements to maintain REIT status.

Cottonwood Multifamily REIT I, Inc.
Notes to Consolidated Financial Statements - (Continued)
(Amounts in thousands, except share and par value data)
If we fail to qualify as a REIT in any taxable year, we will be subject to federal income taxes at regular corporate rates (including any applicable alternative minimum tax) and may not qualify as a REIT for four subsequent taxable years. As a qualified REIT, we are still subject to certain state and local taxes and may be subject to federal income and excise taxes on undistributed taxable income. For the three months ended March 31, 2021 and 2020, 100% (unaudited) of all distributions to stockholders qualified as a return of capital.

Note 3 - Investments in Joint Ventures

Our investment activity in our joint ventures is as follows:

	Alpha Mill	Cottonwood Westside	The Marq Highland Park	Total
2020 carrying value	$8,454	$10,828	$7,844	$27,126
Equity in losses	(20)	(92)	43	(69)
Distributions	(271)	(224)	(364)	(859)
March 31, 2021 carrying value	$8,163	$10,512	$7,523	$26,198

	Alpha Mill	Cottonwood Westside	The Marq Highland Park	Total
2019 carrying value	$9,949	$12,107	$9,422	$31,478
Equity in losses	(57)	(91)	(76)	(224)
Distributions	(298)	(189)	(290)	(777)
March 31, 2020 carrying value	$9,594	$11,827	$9,056	$30,477

Operational information for the properties owned by our joint ventures for the three months ended March 31, 2021 is as follows:

Three Months Ended March 31, 2021	Alpha Mill	Cottonwood Westside	The Marq Highland Park	Total at 100%	Equity in Earnings (Losses) at 90%
Revenues
Rental and other operating income	$1,058	$870	$1,243	$3,171	$2,854

Operating expenses
Rental operations expense	309	385	481	1,175	1,058
Advertising and marketing	13	9	11	33	30
General and administrative	19	14	13	46	41
Property management fees	37	32	44	113	102
Total operating expenses	378	440	549	1,367	1,231

Net operating income	680	430	694	1,804	1,623

Non-operating expenses
Interest on Fannie Mae facility	278	199	245	722	650
Depreciation and amortization	438	346	424	1,208	1,087
Mark-to-market adjustments on interest rate caps	(30)	(20)	(23)	(73)	(66)
Other non-operating expenses	16	7	—	23	21
Net (loss) income	$(22)	$(102)	$48	$(76)	$(69)

Cottonwood Multifamily REIT I, Inc.
Notes to Consolidated Financial Statements - (Continued)
(Amounts in thousands, except share and par value data)
Operational information for the properties owned by our joint ventures for the three months ended March 31, 2020 is as follows:

Three Months Ended March 31, 2020	Alpha Mill	Cottonwood Westside	The Marq Highland Park	Total at 100%	Equity in Earnings (Losses) at 90%
Revenues
Rental and other operating income	$1,149	$912	$1,169	$3,230	$2,907

Operating expenses
Rental operations expense	349	368	467	1,184	1,066
Advertising and marketing	12	11	15	38	34
General and administrative	17	16	16	49	44
Property management fees	40	32	41	113	102
Total operating expenses	418	427	539	1,384	1,246

Net operating income	731	485	630	1,846	1,661

Non-operating expenses
Interest on Fannie Mae facility	340	240	292	872	785
Depreciation and amortization	432	343	422	1,197	1,077
Mark-to-market adjustments on interest rate caps	(1)	—	—	(1)	(1)
Other non-operating expenses	23	3	1	27	24
Net loss	$(63)	$(101)	$(85)	$(249)	$(224)

Summarized balance sheet information for the properties owned by our joint ventures (of which we own 90%) is as follows:

March 31, 2021	Alpha Mill	Cottonwood Westside	The Marq Highland Park	Total
Real estate assets, net	$44,599	$36,760	$36,913	$118,272
Other assets	907	889	1,066	2,862
Fannie Mae facility	36,265	25,655	32,260	94,180
Other liabilities	380	402	510	1,292
Equity	8,861	11,592	5,209	25,662

December 31, 2020	Alpha Mill	Cottonwood Westside	The Marq Highland Park	Total
Real estate assets, net	$45,028	$37,105	$37,326	$119,459
Other assets	766	710	743	2,219
Fannie Mae facility	36,265	25,655	32,260	94,180
Other liabilities	345	217	244	806
Equity	9,184	11,943	5,565	26,692

The excess of cost over our share of net assets of our investments in joint ventures is approximately $3,100 at March 31, 2021 and December 31, 2020, and relates to acquisition date accounting differences.

Cottonwood Multifamily REIT I, Inc.
Notes to Consolidated Financial Statements - (Continued)
(Amounts in thousands, except share and par value data)
Note 4 - Stockholders' Equity

Our charter authorizes the issuance of up to 1,000,000,000 shares of common stock at $0.01 par value per share and 100,000,000 shares of preferred stock at $0.01 par value per share.

Voting Common Stock

Holders of our common stock are entitled to receive dividends when authorized by the board of directors, subject to any preferential rights of outstanding preferred stock. Holders of common stock are also entitled to one vote per share on all matters submitted to a shareholder vote, including election of directors to the board, subject to certain restrictions. As of March 31, 2021, we had 4,904,045 shares outstanding. Our sponsor owns 1,021 of the outstanding shares.

Preferred Stock

The board of directors is authorized, without approval of common shareholders, to provide for the issuance of preferred stock, in one or more classes or series, with such rights, preferences and privileges as the board of directors approves. No preferred stock was issued and outstanding as of March 31, 2021.

Distributions

Distributions are determined by the board of directors based on the Company’s financial condition and other relevant factors. Should cash flows from operations not cover distributions, we may look to third party borrowings, including from CROP or its affiliates, to fund distributions. We may also use funds from the sale of assets or from the maturity, payoff or settlement of debt investments for distributions not covered by operating cash. Distributions for the three months ended March 31, 2021 and 2020 were $705 and $710, respectively.

Note 5 - Joint Venture Distributions

Cash from operations of the Company's individual joint ventures after payment of property management fees shall be distributed to provide a preferred return of up to 8% on invested capital in the joint venture. Profits will then be allocated 50% to the Operating Partnership and CROP (in proportion to their respective interests in the joint venture) and 50% to Cottonwood Communities Advisors Promote, LLC (“CC Advisors Promote”) until CC Advisors Promote has received an amount equal to 20% of all distributions. Profits after the above distributions will be allocated 80% to the Operating Partnership and CROP (in proportion to their respective interests in the joint venture) and 20% to CC Advisors Promote.

Note 6 - Related Party Transactions

Our affiliated directors and officers hold key positions at CROP and its affiliates, including at our property manager and asset manager. They are not compensated by us but are responsible for the management and affairs of the Company.

Asset Management Fee

CC Advisors I, which certain officers and our affiliated directors have an indirect ownership interest in, provides asset management services for the Company subject to the board of directors’ supervision. As compensation for those services, CC Advisors I receives a fee of 0.75% of gross assets, defined initially as the gross book value of our assets and subsequently as gross asset value once NAV is established. For the three months ended March 31, 2021 and 2020, we incurred asset management fees of $274 and $278, respectively.

Cottonwood Multifamily REIT I, Inc.
Notes to Consolidated Financial Statements - (Continued)
(Amounts in thousands, except share and par value data)
Property Management Fee

Our sponsor provides property management services for multifamily apartment communities acquired by the joint ventures and receives a fee of 3.5% of gross revenues of each property managed for these services. Our sponsor is also reimbursed for expenses incurred on behalf of their management duties in accordance with the property management agreement. Property management fees charged to the three properties were $113 for both the three months ended March 31, 2021 and 2020.

Construction Management Fee

Our sponsor will receive for its services in supervising any renovation or construction project in excess of $5 in or about each property a construction management fee equal to 5% of the cost of the amount that is expended. Construction management fees were not significant for the three months ended March 31, 2021 and 2020.

Property Management Corporate Service Fee

Our sponsor allocates a flat fee each month to each of the joint ventures which is intended to fairly allocate the overhead costs incurred by our sponsor and its affiliated entities with respect to the management of all assets. This fee may vary depending on the number of assets managed and the actual overhead expenses incurred. Our sponsor will have the right to retain any excess between actual costs and the amount of the fee charged. Property management corporate service fees were not significant for the three months ended March 31, 2021 and 2020.

Insurance Fee

A licensed insurance broker affiliated with our sponsor receives 20% of the brokerage fee charged with respect to the placement of all insurance policies for the multifamily apartment communities. Insurance fees were not significant for the three months ended March 31, 2021 and 2020.

Promotional Interest

CC Advisors Promote, which certain officers and our affiliated directors have an indirect ownership interest in, will receive a 20% promotional interest after an 8% preferred return on invested capital.

Promissory Note

On April 20, 2020, we borrowed $579 from Cottonwood Communities Advisors, LLC, the parent entity of CC Advisors I, LLC, our asset manager. In connection with the borrowing, we executed a promissory note in favor of Cottonwood Communities Advisors, LLC. Pursuant to the promissory note, we agreed to repay any advances, up to an aggregate principal amount of $1,000, plus any interest on the unpaid principal advanced under the note, by September 30, 2020. On June 30, 2020, we amended and restated our promissory note and agreed to repay any advances, up to an aggregate principal amount of $1,400, plus any interest on the unpaid principal advanced under the note, by December 31, 2020. On December 30, 2020, we again amended and restated our promissory note and agreed to repay any advances, up to an aggregate principal amount of $2,000, plus any interest on the unpaid principal advanced under the note, by June 30, 2021. The unpaid principal under the promissory note bears simple interest from the date advanced at the rate of 6% per annum, or the maximum amount of interest allowed under the laws of the State of Utah, whichever is less. We may prepay the unpaid principal balance under the promissory note, in whole or in part, together with all interest then accrued under the note, at any time, without premium or penalty. Cottonwood Communities Advisors, LLC may upon written demand require us to prepay outstanding amounts under the promissory note, in whole or in part, provided that funds are available from the Fannie Mae facility. The promissory note is unsecured. As of March 31, 2021, the outstanding principal balance on the promissory note was $1,466 plus accrued interest of $54. Effective January 1, 2021, Cottonwood Communities Advisors, LLC assigned this note to CROP. If the CMRI Merger discussed in Note 1 is not consummated prior to the maturity date, we expect to either extend the maturity date with CROP or refinance the promissory note.

Cottonwood Multifamily REIT I, Inc.
Notes to Consolidated Financial Statements - (Continued)
(Amounts in thousands, except share and par value data)
Note 7 - Commitments and Contingencies

Economic Dependency

Under various agreements, we have engaged or will engage our sponsor or affiliates of our sponsor to provide certain services that are essential to us, including asset management services and other administrative responsibilities that include accounting services and investor relations. As a result of these relationships, we are dependent upon our sponsor. In the event that our sponsor is unable to provide us with the respective services, we would be required to find alternative providers of these services.

Liquidity Strategy

Our board of directors will try to determine which liquidity strategy would result in the greatest value for shareholders. A liquidity event will occur no later than December 31, 2023, which may be extended for two one-year periods in the sole discretion our board of directors and an additional two one-year periods by a majority vote of the shareholders. If no extension is approved, an orderly sale of the Company’s assets will begin within a one-year period from the decision not to extend. If all extensions are approved, the final termination date would be December 31, 2027. The precise timing of sales would take account of the prevailing real estate finance markets and the debt markets generally as well as the federal income tax consequences to shareholders.

In the event that a listing occurs on or before the termination date, we will continue perpetually unless dissolved pursuant to a vote of the shareholders or any applicable provision of the Maryland General Corporation Law. A listing shall mean the commencement of trading of our common stock on any securities exchange registered as a national securities exchange under Section 6 of the Securities Exchange Act of 1934, as amended, any over the counter exchange or, as determined in the sole discretion of the board of directors, any similar exchange that offers sufficient trading to offer similar liquidity to the shareholders. A listing shall also be deemed to occur on the effective date of a merger in which the consideration received by the shareholders is securities of another entity that are listed on any securities exchange registered as a national securities exchange under Section 6 of the Securities Exchange Act of 1934, as amended, any over the counter exchange or, as determined in the sole discretion of our board of directors, any similar exchange that offers sufficient trading to offer similar liquidity to the shareholders.

Right of First Refusal

If we or CROP desire to transfer all or a portion of membership interests in a joint venture, the non-transferring member shall have the option to purchase the transferring member’s membership interest on the same terms the transferring member intends to sell its interest to a third-party.

Share Repurchase Program

We have a share repurchase program that may enable stockholders to sell back to us up to 3% of the weighted average number of shares of common stock outstanding during the prior calendar year at the sole discretion and option of the board of directors. The board of directors may amend, suspend, or terminate the repurchase plan at any time in its sole discretion, upon 30 days’ written notice to the shareholders, if it believes that such action is in the best interest of the shareholders. In connection with the evaluation of the CMRI Merger Agreement (as defined above), the board of directors suspended the share repurchase program upon entry into the CMRI Merger Agreement. If the CMRI Merger is not consummated, we expect our board of directors to resume the share repurchase program. Following the CMRI Merger, we expect that holders of our common stock may participate in the share repurchase program adopted by the board of directors of the acquiring company.

Cottonwood Multifamily REIT I, Inc.
Notes to Consolidated Financial Statements - (Continued)
(Amounts in thousands, except share and par value data)
The repurchase price is subject to the following discounts, depending upon when the shares are repurchased:

Share Purchase Anniversary	Repurchase Price as a Percentage of Estimated Value (1)
Less than 1 year	No repurchase allowed
1 year	80%
2 years	85%
3 years	90%
4 years and thereafter	95%
In the event of a shareholder’s death or complete disability	95%

(1) Estimated value equals Net Asset Value (“NAV”) as determined and disclosed by the board of directors. On December 13, 2019, the board of directors determined the value of our shares of common stock at $12.21 per share as of September 30, 2019, based on our net asset value. See the Form 1-U filed with the SEC on December 16, 2019 for additional information on our most recent NAV. Due to the negotiations and subsequent entry into the merger agreement discussed above in Note 1, the board of directors determined not to update our September 30, 2019 NAV. If the proposed merger is not consummated, our board of directors intends to update our NAV as of a more recent date.

The purchase price will further be reduced by amounts distributed to shareholders as a result of the sale of one or more assets constituting a return of capital. During the three months ended March 31, 2021, no shares of our common stock were repurchased due to the suspension of the share repurchase program upon entry into the CMRI Merger Agreement as discussed above.

Note 8 - Subsequent events

We have evaluated subsequent events up until the date the consolidated financial statements are issued for recognition or disclosure and have determined there are none to be reported or disclosed in the consolidated financial statements other than as mentioned below.

As previously disclosed in the Current Report on Form 1-U of CMRI filed with the Securities and Exchange Commission on February 1, 2021, CMRI, Cottonwood Multifamily REIT I O.P., LP (“CMRI OP”), Cottonwood Communities, Inc. (“CCI”), Cottonwood Communities GP Subsidiary, LLC (“Merger Sub”) and Cottonwood Communities O.P., LP (“CCOP”), entered into an Agreement and Plan of Merger on January 26, 2021 (the “CMRI Merger Agreement”).

The stockholders of CMRI approved the Company Merger (as defined below) contemplated by the CMRI Merger Agreement at a special meeting of stockholders of CMRI held on July 14, 2021.
On July 15, 2021, upon the terms and subject to the conditions of the CMRI Merger Agreement, (i) CMRI merged with and into Merger Sub, with Merger Sub surviving as a direct, wholly owned subsidiary of CCI (the “Company Merger”) and (ii) CMRI OP merged with and into Cottonwood Residential O.P., LP (“CROP,” as successor to CCOP), with CROP surviving as the operating partnership of CCI (the “OP Merger,” and together with the Company Merger, the “Merger”). At such time, in accordance with the Maryland General Corporation Law, the Maryland Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act, as applicable, the separate existences of CMRI and CMRI OP ceased, and a change in control of CMRI occurred.
At the effective time of the Company Merger, each issued and outstanding share of CMRI’s common stock, $0.01 par value per share (“CMRI Common Stock”), converted into 1.175 shares of Class A common stock of CCI, $0.01 par value per share and holders of CMRI Common Stock immediately prior to such time ceased having any rights as stockholders of CMRI.

Cottonwood Multifamily REIT I, Inc.
Notes to Consolidated Financial Statements - (Continued)
(Amounts in thousands, except share and par value data)
At the effective time of the OP Merger, each partnership unit of CMRI OP issued and outstanding immediately prior to the OP Merger was split so that the total number of partnership units of CMRI OP then outstanding was equal to 4,904,045, which was the total number of shares of CMRI Common Stock that were issued and outstanding immediately prior to the OP Merger (the “OP Unit Split”). Immediately following the OP Unit Split, each partnership unit of CMRI OP converted into 1.175 common limited partner units in CROP. Each partnership unit of CROP issued and outstanding immediately prior to the effective time of the OP Merger remains outstanding.
The foregoing description of the CMRI Merger Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the CMRI Merger Agreement.
The Company Merger is intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code of 1986, as amended.
In addition, on July 15, 2021, CMRI, CMRI OP, CC Advisors I, LLC, CMRI’s asset manager (“Asset Manager”), Cottonwood Capital Property Management II, LLC, CMRI’s property manager (“CCPM II”), CROP and Merger Sub entered a Termination of Management Agreements pursuant to which the following agreements were terminated at the effective time of the Merger: (i) the Asset Management Agreement dated as of May 27, 2016, between CMRI and Asset Manager, (ii) the Three-Party Agreement dated as of May 27, 2016, among CMRI, CMRI OP and Asset Manager, and (iii) the Property Management Three-Party Agreement dated as of March 1, 2019 by and among CMRI, CMRI OP and CCPM II.